EXHIBIT 11


                     NETWORK EQUIPMENT TECHNOLOGIES, INC.
          Computation of Primary and Fully Diluted Earnings Per Share
             (in thousands, except per share amounts - unaudited)

                                                                     Quarter Ended           Six Months Ended
                                                                 Sept. 29,   Sept. 24,     Sept. 29,   Sept. 24,
                                                                    1996        1995          1996        1995
                                                                 --------    --------      --------    --------
Primary
     Earnings:
          Income before extraordinary gain                       $  5,145    $  7,448      $  9,623    $ 13,870
          Extraordinary gain on repurchase of debentures              444         -             444         -
                                                                 --------    --------      --------    --------
               Net income                                        $  5,589    $  7,448      $ 10,067    $ 13,870
                                                                 --------    --------      --------    --------
                                                                 --------    --------      --------    --------

     Shares:
          Weighted average number of common shares
             outstanding                                           20,828      19,430        20,861      19,161
          Number of common equivalent shares assuming
             exercise of dilutive stock options                       467       1,148           590       1,120
                                                                 --------    --------      --------    --------
                                                                   21,295      20,578        21,451      20,281
                                                                 --------    --------      --------    --------
                                                                 --------    --------      --------    --------

     Primary earnings per share:
          Income before extraordinary gain                       $    .24    $    .36      $    .45    $    .68
                                                                 --------    --------      --------    --------
                                                                 --------    --------      --------    --------
          Net income                                             $    .26    $    .36      $    .47    $    .68
                                                                 --------    --------      --------    --------
                                                                 --------    --------      --------    --------

Fully Diluted
     Earnings:
          Income before extraordinary gain                       $  5,145    $  7,448      $  9,623    $ 13,870
          Extraordinary gain on repurchase of debentures              444         -             444         -
                                                                 --------    --------      --------    --------
               Net income                                        $  5,589    $  7,448      $ 10,067    $ 13,870
                                                                 --------    --------      --------    --------
                                                                 --------    --------      --------    --------

     Shares:
          Weighted average number of common shares
             outstanding                                           20,828      19,430        20,861      19,161
          Number of common equivalent shares assuming
             exercise of dilutive stock options                       467       1,263           718       1,371
          Number of common equivalent shares assuming
             conversion of convertible securities (1)                 -           -             -           -
                                                                 --------    --------      --------    --------
                                                                   21,295      20,693        21,579      20,532
                                                                 --------    --------      --------    --------
                                                                 --------    --------      --------    --------

     Fully diluted earnings per share:
          Income before extraordinary gain                       $    .24    $    .36      $    .45    $    .68
                                                                 --------    --------      --------    --------
                                                                 --------    --------      --------    --------
          Net income                                             $    .26    $    .36      $    .47    $    .68
                                                                 --------    --------      --------    --------
                                                                 --------    --------      --------    --------



-------------

(1) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.

	             .


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